EXHIBIT 99.1 - Letter from Beckstead and Watts, LLP

                      [Beckstead and Watts, LLP letterhead]


October  30, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentleman:

     The firm of Beckstead and watts, LLP was previously the firm of G. Brad Beckstead, CPA. Mr. Beckstead was previously the principal accountant for EdgarFiling.net, Inc., File No. 000-29449 (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001, and 2000. The firm of Beckstead and Watts, LLP reviewed the financial statements through June 30, 2002. Effective October 21, 2002, the firm of Beckstead and Watts, LLP was dismissed as principal accountants.

     I have read the Company's statements included under Item 4 of its Form 8-K dated October 29, 2002, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Bloom & Co., LLP was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).


Very truly yours,


/s/ G. Brad Beckstead, CPA
G. Brad Beckstead, CPA